UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street Minneapolis, MN 55431
(Address of principal executive offices)

(952) 887-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 29, 2016, the Board of Directors of Donaldson Company, Inc. (the “Company”) elected Douglas A. Milroy to the Company’s Board of Directors, effective March 18, 2016. Mr. Milroy, 56, is Chairman and Chief Executive Officer of G&K Services, Inc., a service-focused market leader of branded uniform and facility services programs.

Mr. Milroy will also serve on the Audit Committee of the Board.

Compensatory arrangements for Mr. Milroy will be consistent with the Company’s previously disclosed standard arrangements for Non-Employee Directors. Such arrangements are described in the Company’s proxy statement for its 2015 Annual Meeting of Stockholders filed on November 23, 2015, which disclosure is incorporated herein by reference.

A copy of the press release that discusses these matters is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

99.1      Press Release dated January 29, 2016 issued by Donaldson Company, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 29, 2016

DONALDSON COMPANY, INC.

By:	/s/ Amy C. Becker

Name: Amy C. Becker
Title: Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 29, 2016 issued by Donaldson Company, Inc.